UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2006

IPIX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26363	52-2213841
(State or other	(Commission	(IRS Employer
Jurisdiction of incorporation)	File Number)	Identification Number)

12120 SUNSET HILLS ROAD, SUITE 410 RESTON, VIRGINIA 20910
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:   (703) 674-4100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 26, 2006, IPIX Corporation (“IPIX” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Free Range LLC (“Free Range”) and AdMission Corporation (“AdMission”) pursuant to which IPIX sold to Free Range 1,035,000 shares of the Series A Convertible Preferred Stock of AdMission and a warrant to purchase 200,000 shares of the Common Stock of AdMission for a purchase price of $600,000.

IPIX also amended the Patent Purchase, License and Repurchase Agreement with AdMission dated February 11, 2005, which eliminated IPIX’s rights to purchase and license the patents and IPIX’s rights to enforce the patents.

ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP.

On July 31, 2006, the Company filed a voluntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia, Case No. 06-10856.  In connection with the filing, the Company has ceased all business activity and operations. The Company determined that it does not have sufficient resources to continue its operations and has been unable to secure additional financing required to fund its operating activities. The court will appoint a bankruptcy trustee who will be responsible for the wind-up of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        IPIX CORPORATION

Dated: July 31, 2006                                        /s/ Clara M. Conti
                        Clara M. Conti
                        Chief Executive Officer and President